SECRETARY OF  DELEWARE
                                                         SECRETARY OF  STATE
                                                      DIVISION  OF  CORPORATIONS
                                                      FILED 09:00 AM 09/26/1991
                                                         912705028 - 2271209

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION


     SIMS COMMUNICATIONS INC., a corporation organized and existing under and by
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virtue  of  the  General  Corporation  Law  of  the  State  of  Delaware.

DOES HEREBY CERTIFY:

     FIRST:  That at a meeting of the Board of Directors of SIMS COMMUNICATIONS
                                                            -------------------
INC.,  resolutions were duly adopted setting forth a proposed amendment of the
----
Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered " FOURTH" so that, as amended said Article shall be and read as follows:

          "The  amount of total authorized capital of this corporation
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          is  5,000,000  shares  of  .0001  par  value.
          ------------------------------------------------------------
                                                                     "
          ------------------------------------------------------------

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting of the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment as duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

     IN  WITNESS WHEREOF, said SIMS COMMUNICATIONS INC. has caused its corporate
                               ------------------------
seal  to  be  hereunto affixed and this certificate to be signed by

   Donald M. Marks      its President  and      James J. Caprio
--------------------                         -----------------------
its  Secretary,  this  19  day  of SEPTEMBER, 1991.
                      ----         ---------    --



/s/ James  J.  Caprio                            /s/ Donald M. Marks
--------------------------------                 -------------------------------
Secretary                                        President


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